EXHIBIT 10.15


                 FIRST AMENDMENT TO STOCK OPTION AGREEMENT


          This First Amendment to Stock Option Agreement ("Amendment") is entered into as of the _____ day of ________________, 1995 by and between Trion, Inc. (hereinafter called the "Company"), a Pennsylvania corporation,

                        a
                          n
                            d

          Steven L. Schneider, a key employee of the Company residing in Sanford, North Carolina (hereinafter called the "Optionee");

                           W I T N E S S E T H:

          WHEREAS, the Company and the Optionee entered into that certain Stock Option Agreement, dated as of March 31, 1993 (the "Stock Option Agreement"); and

          WHEREAS, the parties acknowledge that it is desirable, necessary and appropriate to amend the Stock Option Agreement to provide that all stock options subject thereto shall be fully vested and immediately exercisable upon the occurrence of a "Change in Control" (as defined in the Trion, Inc. 1995 Stock Incentive Plan as approved by the Company's shareholders April 18, 1995) and for certain other purposes;

          NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

          1. Definitions. Effective as of the date hereof, Section 1 of the Stock Option Agreement is amended as follows:

          (a) Subsection (d) thereof is amended to read in its entirety as follows:

          "Employment Agreement" means the Amended and Restated Employment Agreement between the Company and the Optionee of even date with this First Amendment to Stock Option Agreement. Other capitalized terms that are not defined herein shall have the meaning assigned to them in the Employment Agreement; and

          (b) Subsection (f) thereof is deleted.

          2. Vesting of Stock Options. Effective as of the date hereof, a new Section 3.4 is added to the Stock Option Agreement that reads in its entirety as follows:

               3.4 Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of a Change in Control, all of the Stock Options not then exercisable shall become fully vested and nonforfeitable and immediately exercisable in full.

          3.  Termination of Employment.  Effective as of the date hereof,
Section 4.1 of the Stock Option Agreement is amended to read in its entirety as follows:

              4.1 (A) Termination. Upon the termination of the Optionee's employment with the Company other than by reason of the Optionee's death or disability, the Optionee may, within three months from the Date of Termination, exercise all or any part of his Stock Options as were exercisable at the Date of Termination, if such termination is not for Cause. Any such Stock Options that are not exercised within three months of the Date of Termination shall expire, and in no event may any Stock Option be exercised later than the expiration of the Option Period. If the Optionee's employment is terminated for Cause, the right of the Optionee to exercise any and all Stock Options shall terminate at the Date of Termination.

          (B) Disability. Upon the termination of the Optionee's employment with the Company by reason of disability (within the meaning of the Employment Agreement) the Optionee may, within two years after the date of disability exercise all or any part of his Stock Options as were exercisable upon such date of disability. Any such Stock Options that are not exercised within two years of such date shall expire, and in no event may any Stock Option be exercised later than the expiration of the Option Period.

         (C) Death. In the event of the death of the Optionee while employed by the Company or a Subsidiary or within the additional period of time from the date of the Optionee's Date of Termination and prior to the expiration of the period provided in subsection (A) or (B) above, to the extent all or any part of the Stock Options were exercisable as of the Date of Termination and did not expire during such additional period and prior to the Optionee's death, the right of the Optionee's legal representatives to exercise the Stock Options shall expire one year from the date of the Optionee's death or at the expiration of the Option Period, whichever is earlier.

          4. Notices. Effective as of the date hereof, Section 5.11 B. of the Stock Option Agreement is amended to provide for the following address for the Executive: 1706 Wilkins Drive, Sanford, North Carolina 27330.

          5. Effect of Amendment. Except as expressly modified hereunder, the Stock Option Agreement shall remain in full force and effect.

          6. Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meanings or interpretation of any provisions of this Amendment.

          7. Merger. The Stock Option Agreement, as amended by this Amendment, contains the entire understanding between the parties hereto and supersedes any prior or contemporary contracts, agreements, understandings and/or negotiations, whether oral or written.

          8. Counterparts. This Amendment may be executed in two or more counterparts each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


Attest:                            TRION, INC.


___________________________        By______________________________



Witness:                           OPTIONEE


___________________________        _______________________________
                                   Steven L. Schneider